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                                                                    EXHIBIT 99.1

FOR IMMEDIATE RELEASE

         TYCO TO REPURCHASE ZERO COUPON CONVERTIBLE DEBENTURES DUE 2021

PEMBROKE, BERMUDA--JANUARY 14, 2003--Tyco International Ltd. (NYSE--TYC, BSX--TYC, LSE--TYI) today announced that holders of Zero Coupon Convertible Debentures due February 12, 2021 issued by its wholly-owned subsidiary, Tyco International Group S.A., have the right to surrender their debentures for repurchase as of today. Each holder of the debentures has the right to require Tyco to repurchase on February 12, 2003 all or any part of such holder's debentures at a price equal to the issue price plus the accreted original issue discount. Under the terms of the debentures, Tyco had the option to pay for the debentures with cash, Tyco common shares, or a combination of cash and shares, and has elected to pay for the debentures solely with cash. If all outstanding debentures are surrendered for purchase, the aggregate cash purchase price will be approximately $1,850,809,508.

In order to surrender debentures for repurchase, a purchase notice must be delivered to U.S. Bank, N.A., the trustee for the debentures, on or before 5:00 p.m. New York City time, on February 12, 2003. Holders of debentures complying with the transmittal procedures of the Depository Trust Company need not submit a physical purchase notice to U.S. Bank. Holders may withdraw any debentures previously surrendered for purchase at any time prior to 5:00 p.m., New York City time, on February 12, 2003.

Tyco will file a Tender Offer Statement on Schedule TO with the Securities and Exchange Commission later today. Tyco will make available to debenture holders, through the Depository Trust Company, documents specifying the terms, conditions and procedures for surrendering and withdrawing debentures for purchase. Debenture holders are encouraged to read these documents carefully before making any decision with respect to the surrender of debentures, because these documents contain important information regarding the details of Tyco's obligation to purchase the debentures.

The debentures are convertible under certain circumstances into 8.6916 Tyco common shares per $1,000 principal amount at maturity of debentures, subject to adjustment under certain circumstances. The debentures are not currently convertible.

ABOUT TYCO INTERNATIONAL LTD.

Tyco International Ltd. is a diversified manufacturing and service company. Tyco operates in more than 100 countries and had fiscal 2002 revenues from continuing operations of approximately $36 billion.

FORWARD-LOOKING STATEMENTS

This release may contain certain "forward-looking statements" within the meaning of the United States Private Securities Litigation Reform Act of 1995 (the "PSLRA"). These statements are based on management's current expectations and are subject to risks, uncertainty and changes in circumstances, which may cause actual results, performance or achievements to differ materially from anticipated results, performance or achievements. All statements contained herein that are not clearly historical in nature are forward-looking and the words "anticipate," "believe," "expect," "estimate," "plan," and similar expressions are generally intended to identify forward-looking statements. The forward-looking statements in this release include statements addressing the following subjects: future financial condition and operating results. Economic, business, competitive and/or regulatory factors affecting Tyco's businesses are examples of factors, among others, that could cause actual results to differ materially from those described in the forward-looking statements. The PSLRA safe harbor for forward-looking statements, however, does not apply to forward-looking statements made in connection with a tender offer, including debenture holders' right to surrender debentures for purchase.
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More detailed information about these and other factors is set forth in Tyco's
Annual Report on Form 10-K for the fiscal year ended September 30, 2002. Tyco is under no obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements whether as a result of new information, future events or otherwise.

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Contact: Gary Holmes (Media)
       212-424-1314

Kathy Manning (Investors)
       603-778-9700

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